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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                   KANI, INC.
    (Exact Name of Registrant as Specified in its Articles of Incorporation)

                          California                                    95-4599743
           (State of Incorporation or Organization)           (I.R.S. Employer Identification No.)

  228 Manhattan Beach Boulevard, Suite 200, Manhattan Beach, California 90266
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                 Title of each class               Name of each exchange on which
                 to be so registered               each class is to be registered
                 -------------------               ------------------------------
                 Common Stock                       NASDAQ National Market

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                             KANI, INC. - FORM 8-A

Item 1.          Description of Registrant's Securities to be Registered.

                 Incorporated by reference to the section entitled "Description of Securities" in that portion of the Prospectus contained in Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 21, 1996 (the "Registration Statement"), at pages 42-43 of the Prospectus. A copy of pages 42-43 of the Prospectus is attached hereto as Exhibit 3.1.

Item 2.          Exhibits.

                 1.1      The Registrant's Restated Certificate of
                          Incorporation. (1)

                 1.2      The Registrant's Bylaws. (1)

                 2.1      Form of Common Stock Certificate. (1)

                 3.1      Pages 42-43 of the Prospectus.

________________
(1) In accordance with the Instructions to this Form 8-A, these exhibits are not being filed with, or incorporated by reference in, copies of the Registration Statement filed with the Securities and Exchange Commission.





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                                        SIGNATURE


                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


October 24, 1996                                   KANI, INC.



                                        By: /s/ David Weinberg
                                            ----------------------------
                                            DAVID WEINBERG
                                            Chief Financial Officer and
                                            Secretary





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